UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013

iGo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30907	86-0843914
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

17800 North Perimeter Dr., Suite 200,
Scottsdale, Arizona 85255
(Address of principal executive offices, including zip code)

(480) 596-0061
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed in a Current Report on Form 8-K filed by iGo, Inc. (the "Company") with the U.S. Securities and Exchange Commission on November 12, 2013, incorporated herein by reference, the Company gave notice to The NASDAQ Stock Market of the Company’s intent to voluntarily delist its common stock, par value $0.10 per share, with associated Series H Junior Participating Preferred Stock Purchase Rights, from the NASDAQ Capital Market. In connection with such delisting, the Company expects its securities to begin trading on the OTCQB Marketplace, operated by the OTC Markets Group, commencing November 22, 2013. Although the Company expects that its securities will be quoted on the OTCQB Marketplace, the Company can provide no assurance that any trading market for these securities will exist on the OTCQB.

On November 22, 2013, the Company issued a press release providing updates to its previously announced voluntary delisting from the NASDAQ Capital Market. A copy of the Company's press release is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release dated November 22, 2013.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

iGo, Inc.

Date: November 22, 2013	By:	/s/ Terry R. Gibson
Terry R. Gibson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 22, 2013.